EXHIBIT 10.3

AMENDMENT TO STRATEGIC COLLABORATION AND SPECTRUM USAGE AGREEMENT

This Amendment (the “Amendment”) to the Collaboration Agreement (defined below) is entered into as of May 19, 2025 by and between Ligado Networks LLC, a Delaware limited liability company having offices at 10802 Parkridge Boulevard, Reston, Virginia 20191 (“Ligado”), and Spectrum USA I, LLC, a Delaware limited liability company having offices at AST Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706 (“SpectrumCo”). Ligado and SpectrumCo are each identified as a “Party” and together as the “Parties” to this Amendment.

RECITALS

A.
WHEREAS, Ligado and SpectrumCo entered into that certain Strategic Collaboration and Spectrum Usage Agreement dated as of March 22, 2025 (the “Collaboration Agreement”);
B.
WHEREAS, pursuant to Section 13.12 of the Collaboration Agreement, the Collaboration Agreement may be amended at any time by execution of an instrument in writing signed on behalf of each of SpectrumCo and Ligado; and
C.
WHEREAS, with effect from the date of this Amendment, the Parties have agreed to amend the Collaboration Agreement on the terms and subject to the conditions of this Amendment.

NOW THEREFORE, for and in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties hereto, intending to be legally bound, agree as follows:

1.
Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Collaboration Agreement.
2.
Amendments to Collaboration Agreement.
2.1
Section 2.3 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

“2.3 Resolution of Takings Litigation.

2.3.1
Ligado shall notify SpectrumCo immediately following resolution (including settlement) of the Takings Litigation. Upon SpectrumCo’s request at any time following such resolution, the Parties shall negotiate in good faith the terms on which Ligado’s rights and assets related to its L-band operations, including the Ligado L-band MSS Assets, the Ligado L-band MSS Spectrum, the Ligado L-band Licenses and Ligado’s rights under the Cooperation Agreement would be transferred and assigned to SpectrumCo as soon as reasonably practicable, including the purchase price to be paid by SpectrumCo to Ligado to acquire such rights and assets. Upon consummation of such a transfer and assignment, SpectrumCo’s obligations to pay the SpectrumCo Usage Right Payments and SpectrumCo Net Revenue Share Amounts shall cease.

2.3.2
Upon resolution of the Takings Litigation, at the sole cost of SpectrumCo, and subject to (i) SpectrumCo’s rights and the obligations of SpectrumCo and Ligado under Section 2.3.1 and (ii) the receipt of all required regulatory approvals (which SpectrumCo and Ligado shall each use reasonable best efforts to obtain), Ligado agrees to convey, transfer, and sell in a true sale, within thirty (30) days following the resolution of the Takings Litigation, all of its rights, title, and interest in and to its L-band operations, including the Ligado L-band MSS Assets, the Ligado L-band MSS Spectrum, the Ligado L-band Licenses and Ligado’s rights under this Agreement, to one or more bankruptcy remote special purpose vehicles (the “SPEs”), satisfactory to SpectrumCo, and such SPEs shall be wholly owned and controlled by Ligado, in order to protect SpectrumCo’s rights under this Agreement to provide that such rights are not property of Ligado’s estate in any future case under the Bankruptcy Code or similar Debtor Relief Laws at any time following the effective date of Ligado’s bankruptcy plan.”
3.
Miscellaneous. Section 1.3 (Interpretation) and Article 13 (Miscellaneous) (other than Sections 13.9 (Force Majeure), 13.15 (Specific Performance) and 13.19 (SpectrumCo Usage Right Continuation) of the Collaboration Agreement shall apply to this Amendment, mutatis mutandis, as if they were set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

LIGADO NETWORKS LLC

By:___/s/ Doug Smith__________

Name:_Doug Smith_____________

Its: President & Chief Executive Officer

SPECTRUM USA I, LLC

By:___/s/ Andrew M. Johnson__________

Name:_Andrew M. Johnson_____________

Its: Chief Financial Officer and Chief Legal Officer